UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
  SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   November 3, 2004

TOYS “R” US, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11609	22-3260693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey		07470
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code		(973) 617-3500

________________________ ________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Toys “R” Us, Inc. (the “Company”) has entered into retention agreements with executives Raymond L. Arthur, Executive Vice President – Chief Financial Officer; John Barbour, President - Toys “R” Us - U.S.; and Deborah Derby, Executive Vice President – Human Resources effective as of November 1, 2004, that include the terms described below.

Term.  The executives’ retention agreements are for a term extending until January 31, 2006.

Salary and Benefits.  Under the terms of the retention agreements, each executive is entitled to receive his or her current base salary, as increased from time to time at the discretion of the Company, and is entitled to participate in all incentive and benefit plans generally made available to other members of the Executive Committee.  Notwithstanding the foregoing, for the period following a change in control of the Company (as defined in the agreement), the executive will receive an annual base salary, incentive compensation opportunities and benefits no less favorable, in each case, than the most favorable of those provided by the Company for the executive as in effect at any time during the 120-day period immediately preceding the change in control.

Termination.  The retention agreements may be terminated by the Company at any time with or without cause (as defined), or by the executive with or without good reason (as defined).  The agreements will also be terminated upon the death, disability or retirement of the executive.  Depending on the reason for the termination, the executive will be entitled to certain severance benefits, as described below.

If the executive is terminated without cause or resigns for good reason, the Company will pay the executive the following amounts: (i) a lump sum representing the executive’s accrued and unpaid base salary, any unpaid prior years’ bonus and unused vacation pay through the termination date, plus a prorated portion of the executive’s targeted annual incentive bonus for the year of termination; and (ii) a severance amount equal to two times the sum of the executive’s base salary and targeted annual incentive bonus for the year of termination, payable in equal installments over 24 months, or, if such termination of employment follows or is otherwise in connection with a change in control, payable in a lump sum within 30 days after the later of the date of termination or the change in control.  For 24 months following the executive’s termination without cause or for good reason, he or she will remain eligible to participate in the “TRU” Partnership Employees’ Savings and Profit Sharing Plan, the Supplemental Executive Retirement Plan and the Partnership Group Deferred Compensation Plan, as if the executive were still employed during such period and earning his or her base salary and target annual incentive bonus as in effect on the date of termination, and he or she will be fully vested in any account balances or benefits under such plans as of the date of termination.  If continued participation in such plan is not feasible, the Company will pay to the executive an amount equal to the Company’s cost had such benefits been continued.  For a period of two years after such termination of employment, the Company will also provide the executive with (i) a leased automobile, (ii) financial planning services, and (iii) medical and dental benefit coverage at the cost charged to active employees (and after two years through the executive’s age 65, at the rate charged to former employees), or, if such medical or dental benefits may not be continued, an amount equal to the executive’s cost of obtaining similar benefits, net of amounts the executive would be required to pay under the retention agreement.  Such medical and dental benefits shall cease in the event the executive becomes entitled to medical benefits from a subsequent employer.

In addition, if the executive is terminated without cause or resigns for good reason, all of his or her stock options and other equity awards will continue to vest in accordance with their terms for 90 days following the date of termination, and any options then vested will continue to be exercisable through the original expiration date of such options in accordance with the terms of the individual stock option agreements.  In the event such termination of employment follows or is otherwise in connection with a change in control, all stock options and equity awards will become fully vested and exercisable immediately, and will continue to be exercisable through the earlier of the 30-month anniversary of the executive’s date of termination or the original expiration date of the options.

If the executive is terminated for cause or resigns without good reason, he or she will be entitled only to accrued salary through the date of termination and any other vested benefits.  If the executive’s employment is terminated by reason of death, disability or retirement, the executive (or his or her estate, as applicable) will be entitled to accrued and unpaid base salary, unpaid prior years’ bonus and unused vacation pay through the termination date, and, in the case of death or disability but not retirement, a pro-rated target incentive award for the fiscal year in which the executive’s termination occurred, in each case payable in a lump sum cash payment within 30 days after the executive’s termination.  Additional benefits to which the executive may be entitled upon termination, such as death, disability or retirement benefits, will be paid in accordance with the terms of applicable plans.  Upon the executive’s retirement, he or she may continue to participate in the Company’s health and dental plans until age 65, and if the executive elects to do so, he or she will pay the premium charged to former employees of the Company.

Upon expiration on January 31, 2006, the retention agreement will cease to govern the employment relationship between the executive and the Company, and the executive will be an employee-at-will of the Company.  However, if the executive is terminated by the Company without cause after January 31, 2006 and before January 31, 2007, the executive will be entitled to the following, provided he or she signs a standard release of claims: (i) an amount equal to the executive’s annual base salary, payable over 12 months, (ii) continued vesting of stock options and other equity awards in accordance with their terms for 90 days following the date of termination, and such stock options then vested will continue to be exercisable through the earlier of the original expiration date of such options or the first anniversary of the executive’s date of termination, and (iii) if the executive so elects, continued participation in health and dental plans for a period of up to 30 months, provided that for the first 12 months, the executive shall pay the premiums charged to then-current employees, and for the remaining 18 months, the executive shall pay the premiums charged to other qualified beneficiaries under COBRA for such coverage.

Tax Gross-Ups.  Each of the retention agreements provides that the executive will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he or she may incur as a result of payments or benefits.

Restrictive Covenants.  The retention agreements contain certain restrictive covenants of the executive, including an agreement not to disclose confidential information of the Company at any time, and covenants not to compete with the Company, solicit customers of the Company or recruit the Company’s employees during the employment term and for a period of 24 months following the termination of the executive’s employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: November 3, 2004	BY	/s/ Raymond L. Arthur
Raymond L. Arthur
Executive Vice President -
Chief Financial Officer